Exhibit 10.1

STRATEGIC ALLIANCE AGREEMENT

战略联盟协议

THIS STRATEGIC ALLIANCE AGREEMENT (this “Agreement”) is entered into as of the 3rd day of October, 2 021 (the “Execution Date”), by and between Sino-Global Shipping America Ltd., a NASDAQ listed corporation incorporated under the laws of the Commonwealth of Virginia (“Sino-Global”) and Shenzhen Highsharp Electronic Ltd., a corporation incorporated under the laws of the People’s Republic of China (“Highsharp”), (each a "Party" and collectively the "Parties").

本战略联盟协议（以下简称“协议”）于2021年10月3日（“执行日期”）由Sino-Global Shipping America Ltd.，一家根据弗吉尼亚州法律注册成立的纳斯达克上市公司（简称“Sino-Global”）和深圳高锐电子科技有限公司，一家根据中国法律成立的公司法人。 (简称 “高锐电子”) ，（单独为 “一方” ，统称为 “各方” ）：

WHEREAS, Sino-Global is a global logistics and ship management services company engaged in shipping, chartering, logistics services and technology.

鉴于，Sino-Global是中环球是一家集航运、租船、物流服务和科技为一体的全球性物流和船舶管理服务公司。

WHEREAS, Highsharp is a hardware, software development and technological management company. It is in the leading position in the block-chain technology industry of China and has, in particular, experience and track record in the areas of computer chips，hardware ，serve and cloud computing platform.

鉴于，高锐电子是一家硬件及软件开发和科技管理公司。在中国区块链技术行业处于领先地位，尤其在计算机芯片、硬件、服务、云计算平台等领域拥有丰富的经验和业绩。

WHEREAS, SINO-Global and Highsharp wish to enter into a strategic alliance for the collaborative engineering, technical development and commercialization of the Bitcoin Mining Machine with exclusive rights of the design production, intellectual property rights, branding, marketing and sales owned by the Joint Ventures defined below; and

鉴于,SINO-Global 和 高锐电子希望就比特币挖矿机的合作工程设计、技术开发和商业化建立战略联盟，其设计，知识产权，生产，品牌，市场和销售专有权归合资企业所有；和

WHEREAS, both parties, as a result of such collaborative efforts, desire to establish a Joint Ventures (the “Joint Venture”) to manufacture, market and sell the Bitcoin Mining Machine in United States once the Bitcoin Mining Machine has been demonstrated to have commercial potential.

鉴于，由于此类合作努力，一旦比特币挖矿机被证明具有商业市场潜力，双方希望在美国建立合资企业（以下简称“合资企业”），以制造、营销和销售矿机。

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

因此，基于良好且有价值的对价,特此确认已收到并充分，双方同意如下：

ARTICLE 1. SCOPE OF STRATEGIC ALLIANCE.

第一条。战略联盟的范围。

A Both Parties agree to use the brand name “Thor” on all or part of the Bitcoin Mining Machine products will be designed ，manufactured and sold by the Joint Ventures.

A. 双方同意在合资企业将设计、制造和销售的全部或部分比特币挖矿机产品上使用 “雷神” 的品牌名称。

B. Highsharp shall, upon signing of this Agreement, deliver to the Joint Ventures, a file of milestones with detailed description for the Thor Bitcoin Mining Machine project, for the purpose of allowing Sino-Global to learn the Bitcoin Mining Machine project progress and schedule to date.

B. 高锐电子将在签署本协议后，向合资公司提交一份里程碑文件，详细说明雷神比特币挖矿机项目，以便Sino-Global了解比特币挖矿机项目的进展和计划。

C. The Joint Venture shall file the application for utility patent in the United States with USPTO pursuant to the United States patent laws and PCT (Patent Cooperation Treaty).

C. 合资公司将根据美国统一专利法和PCT（专利合作条约），向美国专利商标局申请美国实用专利和专利保护。

D. Highsharp shall, in good faith, and in a professional manner, work independently towards the modification and the integration of the technical resources to contribute the best design and give the best innovative ideas on the Thor Bitcoin Mining Machine. The final engineering design of the Bitcoin Mining Machine will be made after the collaborative work completed by the engineers from Highsharp.

D.高锐电子应本着诚信和专业的态度，独立地对技术资源进行调试和整合以对雷神比特币挖矿机做出最佳设计并提出最佳创新想法。比特币挖矿机的最终工程设计将在高锐电子的工程师协同工作后完成。

E. Sino-Global will utilize all resources available to aid in the Thor Bitcoin Mining Machine 's design modifications, construction, testing and integration. Sino-Global will assume all expenses of work performed in the United States under the Joint Venture. The total estimated investment from Sino-Global is Fifty Million US Dollars ($50,000,000.000).

E. Sino-Global将利用所有可用资源协助雷神比特币挖矿机的设计修改、施工、测试和集成。Sino-Global将承担合资公司在美国执行工作的所有费用。Sino-Global 预计投资五千万美元。

F. Both parties acknowledges that the Thor Bitcoin Mining Machine is a proprietary design, regulated by the United States Patent Act, and being developed under a Joint Venture Agreement. Highsharp warrants and represents to Sino-Global that Highsharp will not interfere or infringe upon any patents or other intellectual property rights owned by and the Joint Venture. No party shall use the licensed technology without the prior written consent of all parties under a formal license agreement.

F. 双方承认比雷神特币挖矿机是一项专利设计，由美国专利涵盖，并根据合资协议开发。高锐电子向Sino-Global保证并声明，不会做出任何干涉或侵犯专利和合资企业的行为。未经正式许可协议及各方事先书面同意，任何一方不得使用许可技术。

G. All intellectual property rights of the Thor Bitcoin Mining Machine shall be owned by the Joint Venture including without limitation any modifications and improvements thereof.

G. 雷神比特币挖矿机产品所有核心设计和知识产权应属于合资企业，包括但不限于任何修改和改进。

H. For the furtherance of the purpose of this Strategic Alliance and the performance of the obligations thereunder by both parties, Sino-Global, and Highsharp intend to establish a Joint Venture in United States under the law of the State of Delaware and agree to enter into a Joint Venture Agreement. The Joint Venture shall be exclusively licensed to manufacture, market and sell the Thor Bitcoin Mining Machine in any country.

H. 考虑到本战略联盟的执行以及各方在本协议项下的参与和履行，Sino-Global 和高锐电子计划根据特拉华州法律在美国成立合资企业并共同签署合资协议。合资公司将拥有在任何国家制造、推广和销售雷神比特币挖矿机的独家许可。

J. The parties acknowledges and agree that：

(a) The Thor Bitcoin Mining Machine is composed of multiple components.

(b) Highsharp provides high-performance computing chips to the Joint Venture as a supplier.

(c) The intellectual property rights of the chips are independently owned by Highsharp.

(d) The overall design, production technology and brand (intellectual property rights) of the mining machine belong to the joint venture.

(e) As a supplier of the high-performance computing chips, Highsharp gives priority to the Joint Venture’s demands and products at the same price, and guarantees that the product price is competitive in the market.

(f) Highsharp will be the exclusive designated supplier of high-performance computing chips for the Joint Venture. Separate purchase agreement shall be signed between the Joint Venture and Highsharp. The quantity and all other details of the purchasing shall be determined based on actual business volume of the Joint Venture.

(g) Under the current manufacture and supply chain situation, the overall cost of the computing power server for Thor Bitcoin mining machine shall be less than Four Thousand and Five Hundred US Dollars ($4,500.00) per Unit. If there is any change on the computer power server’s manufacture and supply chain about the Thor Bitcoin Mining Machine, Highsharp shall promptly notify Sino-Global in writing and obtain the consent of the Sino-Global.

Highsharp shall promptly notify Sino-Global in writing and obtain the consent of the Sino-Global.

(h) In the event of the Joint Ventures unable to sell the Thor Bitcoin Mining Machine to the market under any circumstances or for any reason，Highsharp agree that Highsharp or a third party appointed by Highsharp to purchase the unsold computing power server herein as the original price on delivery.

J. 各方承认并同意：

(a) 雷神比特币挖矿机由多部件组成。

(b) 高锐电子作为供应商向合资公司提供高性能计算芯片。

(c) 芯片部分的知识产权独立归属高锐电子所有。

(d) 矿机整体设计，生产技术及品牌知识产权归属合资企业。

(e) 高锐电子作为高性能计算芯片供应商，在同等价格下优先供应合资公司产能及产品，并保证产品价格在市场具有竞争力。

(f) 高锐电子将成为合资企业芯片的独家指定供应商。合资企业应与高锐电子将另行签订采购协议。采购的数量和所有其他细节以合资企业的实际业务量为准。

(g) 在目前的制造和供应链情况下，雷神比特币挖矿计算机算力服务器的总成本应低于每台四千五百美元 ($4,500.00) 。若雷神比特币挖矿机计算机算力服务器的制造和供应链发生任何变化，Highsharp应及时以书面形式通知中环球并获得Sino-Global的同意。

(h) 如果合资企业在任何情况下或因任何原因无法将雷神比特币挖矿机出售给市场，高锐同意高锐或其指定的第三方将以交付时的原始价格购买该未售出的计算机算力服务器。

ARTICLE 2. MANAGEMENT.

第二条。管理。

Each Party shall appoint a manager, officer or other senior employees to be responsible for the overall execution of this Agreement.

各方应指定一名经理、高级职员或其他高级员工负责管理执行本协议。

ARTICLE 3. CONFIDENTIAL INFORMATION.

第三条。保密条款。

Both Parties acknowledge and agree that in the course of the performance contemplated hereunder or providing additional services pursuant to this Agreement, any party can obtain or possess c confidential information of Thor Bitcoin Mining Machine which may contain trade secrets, proprietary data or other confidential material of other parties. Any materials used in this agreement shall not be altered or changed without the consent of both parties. All the information acquired in connection to this Agreement are confidential between both parties and shall not be disclosed to any third party. Any disclosure in violation of the confidentiality clause shall be deemed an automatic breach of this Agreement.

双方承认并同意，在履行本协议或根据本协议提供额外服务的过程中，任何一方均可获得或拥有雷神比特币挖矿机的机密信息，该信息可能包含商业秘密，其他方的专有数据或其他机密材料。本协议所使用的任何材料，未经双方同意，不得改变或更改。与本协议有关的所有信息均为双方保密信息，不得向任何第三方透露。任何违反保密条款的披露均视为对本协议的自动违约。

ARTICLE 4. TRADE NAME，TRADEMARK AND COPYRIGHTS.

第四条。商标，商品名称和版权。

Except as expressly provided herein, this Agreement does not grant the party any ownership or other rights to any other party’s trade name, patents, trademarks or copyrights.

除本协议明确规定外，本协议未就任何一方的商品名、专利、商标或版权的任何所有权或其他权益授予其他任何一方。

ARTICLE 5. INDEMNIFICATION.

第五条。赔偿。

Each Party, at its own expense, shall indemnify, defend and hold the other Party, its partners, shareholders, directors, officers, employees, and agents harmless from and against any and all third-party suits, actions, investigations and proceedings, and related costs and expenses resulting solely and directly from the indemnifying party’s negligence or willful misconduct. No party shall be required hereunder to defend, indemnify or hold harmless the other Party and their partners, shareholders, directors, officers, employees and agents, or any of them, from any liability resulting from the negligence or wrongful acts of the party seeking indemnification of any third-party. Both Parties agree to give the other Party prompt written notice of any claim or other matter as to which it believes this indemnification provision is applicable. The indemnifying party shall have the right to defend against any such claim with counsel of its own choosing and to settle and/or compromise such claim as it deems appropriate. Both parties further agree to cooperate with the other Party in the defense of any such claim or other matter.

双方应独立承担赔偿责任并保护其他两方、其合伙人、股东、董事、管理人员、雇员和代理在因其疏忽或无意不当行为直接或间接造成任何第三方损害并被起诉、诉讼、调查和判决时造免受伤害。本协议中的任何一方均无需为其他两方和其合伙人、股东、董事、高级职员、雇员和代理人或其他相关人员因疏忽或不当行为引起的任何第三方诉讼及索赔承担赔偿责任。各方同意就其认为适用本赔偿条款的任何索赔或其他事项及时向其他两方发出书面通知。 责任方应有权选择的律师抗辩任何此类第三方提起的索赔诉讼，并在其认为合适的情况下解决和/或处理。 双方均同意在任何此类索赔或其他事项进行诉讼辩护中配合责任方共同防御。

ARTICLE 6. NON-SOLICITATION OF PERSONNEL.

第六条。 不得雇佣招揽条款。

Both parties agree that within the term of this agreement and within six (6) months after the expiration or termination of this agreement, no employee or independent contractor of each party shall be hired as an employee or as an independent contractor in any way by another Party, unless the parties agree in writing.

双方同意，在本协议期限内以及本协议到期或终止后六（6）个月内，不得以任何方式雇佣或作为独立承包商雇佣另一方的员工或独立承包商，除非各方书面同意。

ARTICLE 7. INTELLECTUAL PROPERTY.

第七条。知识产权条款。

Work performed on engagements pursuant to this Agreement by both parties and information, materials, products and deliverables developed in connection with engagements pursuant to this Agreement shall be the property of the Joint Venture. All underlying methodology utilized by any party respectively which was created and/or developed by and after the date of this Agreement and utilized in the course of performing engagements pursuant to this Agreement shall be the property of the Joint Venture.

双方根据本协议开展的业务工作，以及根据本协议开发的与业务相关的信息、材料、产品和交付物，应为合资企业的财产。任何一方在本协议签订之日或之后创建和/或开发并在根据本协议履行约定过程中使用的所有基本方法均为合资企业的财产。

Both parties acknowledge and agree that Highsharp has independently conducted research and development of the computing chips before the signing of this Agreement.

Highsharp independently owns all intellectual property rights of the computing chips.

双方确认并同意高锐电子已在本协议签订前独立进行了芯片技术研发。

高锐电子独立拥有芯片技术的全部知识产权。

ARTICLE 8. ENTIRE AGREEMENT.

第八条。 完整协议条款。

This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement among both parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except for in writing signed by a duly authorized representative of both parties.

In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern. No party shall assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person and entity without prior express written approval of the other party.

本协议及所有相关文件和附件，为双方全部和唯一协议，并取代此前就本协议内容达成的任何口头或书面协议、协商、谅解或谈判记录等。无各方授权代表同意并书面签字，本协议不得修改、变更或修订。

若本协议及附件与任何其他文件发生任何冲突、歧义或不一致，则以本协议条款为准。未经其他两方事先明确书面同意批准，任何一方不得将本协议或本协议项下的任何权利、责任或义务转让或委托给任何其他个人和实体。

ARTICLE 9. SEVERABILITY.

第9条。可分割性。

If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

如果本协议的任何条款被宣布无效或不可执行，该条款应视为在必要和可能的范围内进行修改后可以生效和并执行。在任何情况下，任何条款的不可执行性或无效性均不应影响本协议的任何其他条款，本协议应继续有效，争议条款根据此条款修改后进行解释和执行。

ARTICLE 10. NOTICES ELECTRONIC COMMUNICATIONS PERMITTED.

第10条。允许电子通信的通知。

Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail, air mail, to the addresses of the relevant Parties set out at the head of this Agreement, or to the relevant email addresses set out below. Email addresses may be changed from time to time by one party notify to the other party in accordance with this clause. Notices sent as above shall be deemed to have been received 3 working days after the day of posting (in the case of inland first class mail), or 7 working days after the date of posting (in the case of air mail), or next working day after sending (in the case of e-mail).

The relevant contact information for the Parties are as follows:

Sino-Global

Attn: Ms. Jing Shan

Address: 98 Cutter Mill Rd Suit 322, Great Neck, NY11021

Tel: +1 718-888-1814

Email: angelashan@sino-global.net

Highsharp

Attn: Yanfei Luo

Address: 中国广东省深圳市南山区沙河西路深圳湾科技生态园2C 5层

Tel:+86 13826082330

Email: lyf@highsharp.com

根据本协议发出的任何通知应采用书面形式，并应通过头等邮件、航空邮件发送至本协议开头所列相关方的地址，或发送至下文列出的相关电子邮件地址。双方均可根据本条款随时更改电子邮件地址，并通知其他方。按上述方式发送的通知应被视为在邮寄之日（如果是内陆一等邮件）后3个工作日，或邮寄之日（如果是航空邮件）后7个工作日，或发送后的下一个工作日（如果是电子邮件）收到。

双方的相关联系信息如下：

Sino-Global

联系人:单静女士

地址: 98 Cutter Mill Rd Suit 322, Great Neck, NY11021

电话: +1 718-888-1814

邮件地址：Angelashan@sino-global.net

高锐电子

联系人: 罗延飞

地址: 中国广东省深圳市南山区沙河西路深圳湾科技生态园2C 5层

电话: +86 13826082330

邮件地址：lyf@highsharp.com

ARTICLE 11. GOVERNING LAW.

第11条。法律适用。

All future agreement of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflict of law principles.

本协议及其所有未来的协议应受维吉尼亚州法律的管辖并解释，不考虑其法律选择原则。

ARTICLE 12. PARAGRAPH HEADINGS.

第12条。段落标题。

The paragraph headings set forth in this Agreement are for the convenience of the parties, and not for defining, limiting or describing the scope or intent of this Agreement, nor are they legally binding.

本协议中的段落标题是为了方便各方，而不是为了界定、限制或描述本协议的范围或意图，也不具有法律效力。

ARTICLE 13. COUNTERPARTS.

第13条。副本。

This Agreement may be executed in two or more copies, each copy shall be deemed the original, all copies shall constitute one and the same instrument.

本协议可签署两份份或两份以上副本，每份副本均应视为原件，所有协议副本均属于并共同构成同一份文书。

ARTICLE 14. EXHIBITS.

第14条。附件。

The Exhibits attached hereto are made a part of this Agreement as if fully set forth herein.

本协议所附的附件构成本协议的一部分，如同本协议中完全规定的一样。

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

因此，双方通过其正式授权的代表，在上列日期签署并本协议，以资证明。

Sino-Global Shipping America Ltd.		Shenzhen Highsharp Electronic Ltd.
深圳高锐电子有限公司

By：	/s/ Lei Cao	By:	/s/ 杨烁
Title：	Chief Exclusive Officer	Title:	法人代表及执行董